Holders of Record, holding 5% or more of the outstanding balance for GE Commercial Mortgage Corporation

Commercial Mortgage Pass Through Certificates Series 2003 C2 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class Name and Address of Holder Amount Held % Class

A1 Citibank 45,219,000 68%

3800 Citibank Center B3 15

Tampa, FL 33610

DBTC Americas/Suntrust Portfolio 9,000,000 14%

14 Wall Street, 5th Floor

New York, NY 10005

JP Morgan Chase Bank 10,000,000 15%

14201 Dallas Parkway

Dallas, TX 75254

A2 The Bank of New York 11,615,000 7%

One Wall Street

New York, NY 10286

Citibank 10,000,000 6%

3800 Citibank Center B3 15

Tampa, FL 33610

DBTC Americas/Suntrust Portfolio 29,053,000 18%

14 Wall Street, 5th Floor

New York, NY 10005

Mellon Trust of New England, National Association 10,000,000 6%

525 William Penn Place, Suite 3418

Pittsburgh, PA 15259

The Bank Of New York/Fleet Bank 29,000,000 18%

One Wall Street

New York, NY 10286

JP Morgan Chase Bank 40,135,000 24%

14201 Dallas Parkway

Dallas, TX 75254

SSB&T Co 16,610,000 10%

1776 Heritage Dr.

Global Corporate Action Unit JAB 5NW

No. Quincy, MA 02171

A3 The Bank of New York 8,285,000 15%

One Wall Street

New York, NY 10286

Citibank 5,000,000 9%

3800 Citibank Center B3 15

Tampa, FL 33610

JP Morgan Chase Bank 40,000,000 74%

14201 Dallas Parkway

Dallas, TX 75254

A4 The Bank of New York 26,205,000 7%

One Wall Street

New York, NY 10286

ML SFKPG 50,000,000 12%

4 Corporate Place

Piscataway, NJ 08854

Citibank 77,450,000 19%

3800 Citibank Center B3 15

Tampa, FL 33610

JP Morgan Chase Bank 182,287,000 45%

14201 Dallas Parkway

Dallas, TX 75254

B Citibank 15,000,000 42%

3800 Citibank Center B3 15

Tampa, FL 33610

JP Morgan Chase Bank 19,693,000 56%

14201 Dallas Parkway

Dallas, TX 75254

C Citibank 14,788,000 100%

3800 Citibank Center B3 15

Tampa, FL 33610